UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2006

WATTS WATER TECHNOLOGIES, INC.

 (Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

 (Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

2006 Note Purchase Agreement; Amendment to 2003 Note Purchase Agreement

On April 27, 2006, Watts Water Technologies, Inc. (the “Company”) entered into a Note Purchase Agreement with certain institutional investors (the “2006 Note Purchase Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The following is a summary of the material terms and conditions of the 2006 Note Purchase Agreement and is qualified in its entirety by reference to the 2006 Note Purchase Agreement.

Pursuant to the 2006 Note Purchase Agreement, on April 27, 2006, the Company issued $225 million of its 5.85% senior notes due April 30, 2016 (the “Notes”) in a private placement solely to institutional investors. The Company will pay interest on the outstanding balance of the Notes at the rate of 5.85% per annum, payable semi-annually on April 30 and October 30 until the principal on the Notes shall have become due and payable. The Company may, at its option, upon notice, prepay at any time all or part of the Notes in an amount not less than $1 million by paying the principal amount plus a Make-Whole Amount (as defined in the 2006 Note Purchase Agreement).

The 2006 Note Purchase Agreement includes operational and financial covenants, with which the Company is required to comply, including, among others, maintenance of certain financial ratios and restrictions on additional indebtedness, liens and dispositions. Events of defaults under the 2006 Note Purchase Agreement include failure to comply with the financial and operational covenants, as well as bankruptcy and other insolvency events. The Company will use the proceeds from the private placement to repay $147 million outstanding under the Company’s previous credit facility and will use the balance of the proceeds to finance future acquisitions and for general corporate purposes.

In connection with the 2006 Note Purchase Agreement, certain subsidiaries of the Company entered into a Subsidiary Guaranty, dated as of April 27, 2006 (the “Subsidiary Note Guaranty”), pursuant to which such subsidiaries have agreed to guarantee the obligations of the Company under the Notes and the 2006 Note Purchase Agreement. The Subsidiary Note Guaranty is attached hereto as Exhibit 10.3 and incorporated herein by reference. The above summary of the Subsidiary Note Guaranty is qualified in its entirety by reference to the Subsidiary Note Guaranty.

On April 27, 2006, the Company also amended the Note Purchase Agreement dated as of May 15, 2003 (the “2003 Note Purchase Agreement”) to reflect the existence of the subsidiary guarantors and to substantially conform certain provisions of the 2003 Note Purchase Agreement to the equivalent provisions of the 2006 Note Purchase Agreement. A copy of The First Amendment, dated as of April 27, 2006, to Note Purchase Agreement dated as of May 15, 2003 (the “Note Amendment”) is attached hereto as Exhibit 10.4 and incorporated herein by reference. The above summary of the Note Amendment is qualified in its entirety by reference to the Note Amendment.

Credit Agreement

On April 27, 2006, the Company entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company, certain subsidiaries of the Company who become borrowers under the Credit Agreement, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and the other lenders referred to therein, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference. The following is a summary of the material terms and conditions of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement.

The Credit Agreement provides for a $350 million, five-year, senior unsecured revolving credit facility which may be increased to $500 million under certain circumstances, which amends and restates the unsecured revolving credit facility provided under the Credit Agreement dated as of September 23, 2004, as amended (the “Prior Credit Agreement”), among the Company, Bank of America, N.A., as Administrative Agent, and the other lenders referred to therein.

Borrowings outstanding under the Credit Agreement bear interest at a fluctuating rate per annum equal to an applicable percentage equal to (i) in the case of Eurocurrency rate loans, the British Bankers Association LIBOR rate plus an applicable percentage, ranging from 0.40% to 0.90%, determined by reference to the Company’s consolidated leverage ratio and debt rating, or (ii) in the case of base rate loans and swing line loans, the higher of (a) the federal funds rate plus 0.5% and (b) the rate of interest in effect for such day as announced by Bank of America, N.A. as its “prime rate.”

As of April 28, 2006, the Company had approximately 33.5 million euros of outstanding borrowings and approximately $32.6 million of outstanding standby letters of credit under the Credit Agreement.

The Company’s obligations under the Credit Agreement are initially guaranteed by certain of the Company’s domestic subsidiaries. The obligations of the Company’s Netherlands subsidiary are required to be guaranteed by certain other European subsidiaries of the Company.

The Credit Agreement matures on April 27, 2011. Loans outstanding under the Credit Agreement may be repaid from time to time without premium or penalty, other than customary breakage costs, if any, in the case of prepayment of LIBOR (in the case of US Dollar) or Offshore LIBOR (in the case of EURO) borrowings.

The Credit Agreement imposes various restrictions on the Company and its subsidiaries, including restrictions pertaining to:  (i) the incurrence of additional indebtedness, (ii) limitations on liens, (iii) making distributions, dividends and other payments if the Company is in default under the Credit Agreement or such payment would result in a default, (iv) mergers, consolidations and acquisitions, (v) dispositions of assets, (vi) the maintenance of minimum consolidated net worth, certain consolidated leverage ratios and consolidated interest coverage ratios, (vii) transactions with affiliates, and (viii) changes to governing documents.

The Credit Agreement contains usual and customary events of default. If an event of default occurs and is continuing, the lenders have the right to accelerate and require the Company to repay all amounts outstanding under the Credit Agreement.

The Company and certain subsidiaries of the Company entered into an Amended and Restated Guaranty, dated as of April 27, 2006 (the “Credit Guaranty”), a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference. Pursuant to the Credit Guaranty, such subsidiaries have agreed to guarantee payment of the obligations of the Company under the Credit Agreement. The above summary of the Credit Guaranty is qualified in its entirety by reference to the Credit Guaranty.

The documents filed as exhibits to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference have been included herein to provide information regarding the terms of the respective documents. The documents are not intended to provide any other factual information about the Company. Such information can be found in the public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov and in the Investors Section of the Company’s website at www.wattswater.com.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

10.1         Note Purchase Agreement, dated as of April 27, 2006, between the Company and the Purchasers named in Schedule A thereto relating to the Company’s $225,000,000 5.85% Senior Notes due April 30, 2016.

10.2         Form of 5.85% Senior Note due April 30, 2016.

10.3         Subsidiary Guaranty, dated as of April 27, 2006,  in connection with the Company’s 5.85% Senior Notes due April 30, 2016 executed by the subsidiary guarantors party thereto, including the form of Joinder to Subsidiary Guaranty.

10.4         First Amendment, dated as of April 27, 2006, to Note Purchase Agreement dated as of May 15, 2003 among the Company and the purchasers named therein.

10.5         Amended and Restated Credit Agreement, dated as of April 27, 2006, among the Company, certain subsidiaries of the Company as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders referred to therein.

10.6         Amended and Restated Guaranty, dated as of April 27, 2006, by the Company, the Subsidiaries of the Company set forth therein and Watts Industries Europe B.V., in favor of Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2006	WATTS WATER TECHNOLOGIES, INC.

By:
/s/ William C. McCarntney
William C. McCartney
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Note Purchase Agreement, dated as of April 27, 2006, between the Company and the Purchasers named in Schedule A thereto relating to the Company’s $225,000,000 5.85% Senior Notes due April 30, 2016.

10.2	Form of 5.85% Senior Note due April 30, 2016.

10.3

Subsidiary Guaranty, dated as of April 27, 2006, in connection with the Company’s 5.85% Senior Notes due April 30, 2016 executed by the subsidiary guarantors party thereto, including the form of Joinder to Subsidiary Guaranty.

10.4	First Amendment, dated as of April 27, 2006, to Note Purchase Agreement dated as of May 15, 2003 among the Company and the purchasers named therein.

10.5

Amended and Restated Credit Agreement, dated as of April 27, 2006, among the Company, certain subsidiaries of the Company as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders referred to therein.

10.6	Amended and Restated Guaranty, dated as of April 27, 2006, by the Company, the Subsidiaries of the Company set forth therein and Watts Industries Europe B.V., in favor of Bank of America, N.A.